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                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement

         (i) Form S-3 (Registration No. 333-62069) and related Prospectus of Concord EFS, Inc. for the registration of 4,554,342 shares of its common stock

         (ii) Form S-8 (Registration No. 33-60871) pertaining to the Concord EFS, Inc. 1993 Incentive Stock Option Plan

of our report dated February 2, 1999, except for Note 12 as to which the date is February 26, 1999, with respect to the consolidated financial statements of Electronic Payment Services, Inc. included in its Current Report on Form 8-K dated February 26, 1999, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 10, 1999